UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 6, 2018

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1301 Second Avenue, Floor 31, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02	Results of Operations and Financial Condition.
Zillow Group, Inc. (“Zillow Group” or “the Company”) today issued a press release announcing its financial results for the fiscal quarter ended September 30, 2018. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 and accompanying supporting tables as Exhibit 99.2 to this Current Report on Form 8-K.
The information in this Item 2.02 and Exhibits 99.1 and 99.2 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
On November 6, 2018, Zillow Group announced the appointment of Allen Parker as Zillow Group’s Chief Financial Officer, effective November 16, 2018. Mr. Parker will report to Spencer Rascoff, the Company’s Chief Executive Officer. Mr. Parker will succeed Jennifer Rock, the Company’s Chief Accounting Officer, who has been serving as Zillow Group’s Interim Chief Financial Officer since May 2018.
Mr. Parker, age 51, has served in various leadership roles at Amazon.com, Inc., an e-commerce and cloud computing company, since 2005. Mr. Parker served as Vice President, Finance for Amazon Devices, Appstore and Amazon Pay, since October 2011, and, prior to that time, as Vice President, Finance, for Worldwide Operations and Customer Service. Before joining Amazon, Mr. Parker held leadership positions at American Standard, a manufacturer of home fixtures, and General Electric Company, a global digital industrial company. Mr. Parker holds a B.S. in Accounting from the University of Oregon and a degree in International Business - Economics from Nyenrode Business University.
In connection with his appointment, Zillow Group entered into an executive employment agreement with Mr. Parker, effective November 16, 2018. Pursuant to the employment agreement, Mr. Parker’s annual salary will be $540,000.00. Mr. Parker will also receive a sign-on bonus of $1,500,000.00 payable in two equal installments, the first of which will be paid within thirty days of his first day of employment, and the second of which will be paid within thirty days of January 1, 2019. The second installment of the sign-on bonus will not be due if Mr. Parker has resigned or announced his intention to resign without “Good Reason” or has been terminated or is in the process of being terminated for “Cause”, as such capitalized terms are defined in the employment agreement. The sign-on bonus is subject to certain conditional repayment obligations as set forth in the employment agreement.
Subject to approval by the Zillow Group board of directors or compensation committee thereof, Mr. Parker will be eligible to receive the following equity awards granted under the Zillow Group, Inc. Amended and Restated 2011 Incentive Plan (the “2011 Plan”):

(1)
restricted stock units for the number of shares of the Company’s Class C capital stock calculated by dividing $5,250,000.00 by the average closing price of the Company’s Class C capital stock for the thirty trading days preceding Mr. Parker’s first day of employment (the “Initial RSUs”); and

(2)
a nonqualified stock option for the same number of shares of the Company’s Class C capital stock underlying the Initial RSUs, which option will have a per share exercise price equal to the closing price of the Company’s Class C capital stock on the date of grant (the “Initial Option”).

With respect to each of the Initial RSUs and the Initial Option, twenty-five percent of the number of shares underlying each award will vest on the one-year anniversary of Mr. Parker’s first day of employment. The remainder of the shares underlying each award will vest in substantially equal quarterly installments over the subsequent twelve quarters, in each instance subject to continued employment with the Company.

In connection with the annual review process for performance year 2018, Mr. Parker will be eligible to receive an equity award with an aggregate grant value of $2,500,000.00, which Mr. Parker may elect to receive in the form of a stock option, restricted stock units, or a combination of a stock option and restricted stock units, in accordance with the Company’s equity choice program. Such equity award(s) will vest in substantially equal quarterly installments over sixteen quarters, subject to continued employment with the Company on each vesting date.
Mr. Parker will be eligible to participate in Zillow Group’s standard benefit programs.
If the Company terminates Mr. Parker’s employment for Cause, or if he resigns without Good Reason, he will have no rights to any compensation described in his employment agreement or otherwise, other than obligations accrued by their terms as of his date of separation. If Mr. Parker’s employment is terminated without Cause, or if he resigns with Good Reason, he will, in addition to accrued obligations, be entitled to receive: (1) Company-paid COBRA continuation coverage for himself and eligible dependents for up to six months; (2) an amount equal to six months’ of his then-current salary; (3) accelerated vesting by an additional twelve months for each of the Initial Option, Initial RSUs, and equity grants received (if any) pursuant to the Company’s annual review process for performance years 2018 and thereafter (with accelerated vesting of fifty percent of such awards in the event of termination within eighteen months of a “Change of Control”, as defined in the 2011 Plan); and (4) an extension of time during which he may exercise his then-outstanding and vested stock options until the earlier of twelve months from his last day of employment and the latest date upon which such stock options would have expired by their original terms. Payment of the foregoing is subject to effectiveness of a general release and waiver of claims against the Company by Mr. Parker.
The foregoing description of Mr. Parker’s employment agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
In connection with Mr. Parker’s appointment, Mr. Parker and the Company entered into an indemnification agreement providing for Mr. Parker’s contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted by the Washington Business Corporation Law, substantially in the form filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. Mr. Parker also entered into Zillow Group’s standard form of employee proprietary rights agreement, which includes confidentiality and non-competition obligations, among others.
Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. Differences may result from actions taken by the Zillow Group board of directors, as well as from risks and uncertainties beyond the Company’s control. Additional factors which could cause results to differ materially from those anticipated in forward-looking statements can be found under the caption “Risk Factors” in Zillow Group, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the Securities and Exchange Commission, or SEC, and for the quarterly period ended September 30, 2018 to be filed with the SEC, and in the Company’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, nor undertake any duty, to update this information to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1*	Executive Employment Agreement, dated November 6, 2018, between Zillow Group, Inc. and Allen Parker.

10.2*
Form of Indemnification Agreement between Zillow Group, Inc. and each of its directors and executive officers (Filed as Exhibit 10.9 to Registrant’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on February 17, 2015 and incorporated herein by reference).

99.1	Press release dated November 6, 2018 entitled “Zillow Group Third Quarter 2018 Revenue Increased 22% Year-over-Year” issued by Zillow Group, Inc. on November 6, 2018.

99.2	Supplement entitled “Reported Consolidated Results” issued by Zillow Group, Inc. on November 6, 2018.

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2018	ZILLOW GROUP, INC.

	By:	/s/ SPENCER M. RASCOFF
	Name:	Spencer M. Rascoff
	Title:	Chief Executive Officer